EXHIBIT 10.3.91

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 14, 2012, among BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a Luxembourg public limited liability company (société anonyme), having its registered office at 6, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”), Beverage Packaging Holdings (Luxembourg) V S.A., a Luxembourg public limited liability company (société anonyme) (the “New Subordinated Guarantor”), and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Subordinated Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subordinated Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subordinated Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subordinated Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. The term “Guarantee” in this Supplemental Indenture shall refer to the term “guarantee” as defined in the Indenture.

2. Agreement to Guarantee. The New Subordinated Guarantor hereby agrees, jointly and severally with all existing Subordinated Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subordinated Guarantor under the Indenture.

3. Guarantee Limitation. Notwithstanding any other provision of this Supplemental Indenture, the Guarantee granted by the New Subordinated Guarantor shall be limited so that the maximum amount payable by the New Subordinated Guarantor under its obligations under (i) Section 10.01 of the Third Amended and Restated Credit Agreement (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Credit Agreement”) dated 28 September 2012 and entered into between Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (f/k/a Reynolds Consumer Products Holdings Inc.), Pactiv LLC (f/k/a Pactiv Corporation), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V. as borrowers, Reynolds Group Holdings Limited (“Holdings”), the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (the “Administrative Agent”), (ii) the Senior Secured Note Indentures (as defined in the Credit Agreement), (iii) the Senior Unsecured Note Indentures (as defined in the Credit Agreement), (iv) the Guarantee, the Indenture and the indenture governing the Senior Securities and (v) any other guarantee commitment contained in an agreement, including, but not limited to, any facility, loan agreement or indenture which Holdings and the Administrative Agent agree is subject to this limitation, in each case in respect of the obligations of any obligor (including the Issuer) that is not a direct or indirect subsidiary of such New Subordinated Guarantor, shall be limited to the aggregate maximum amount (if any) permitted under applicable Luxembourg law.

4. Notices. All notices or other communications to the New Subordinated Guarantor shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

2

7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Subordinated Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.A.

By
/s/ Karen M. Mower
Name:	Karen M. Mower
Title:	Authorized Signatory

2007 SENIOR SUBORDINATED NOTES SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Paul Cattermole
Name:	Paul Cattermole
Title:	Vice President

2007 SENIOR SUBORDINATED NOTES SUPPLEMENTAL INDENTURE

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.

By:	/s/ Gregory Cole
Name:	Gregory Cole
Title:	Authorised Signatory

2007 SENIOR SUBORDINATED NOTES SUPPLEMENTAL INDENTURE